UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2017

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 1, 2017, Alexander & Baldwin, Inc. (the “Company”) made available on its website its Supplemental Information, which provides certain supplemental operating and financial information for its operating segments for the three months and year ended December 31, 2016 and 2015. A copy of this Supplemental Information is being furnished as Exhibit 99.1 to this report.

Statements in this Supplemental Information that are not historical facts, including potential benefits, consequences and impact of a potential REIT conversion, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements include, but are not limited to, the Company’s plans regarding (i) the possibility of converting to a REIT and the timing thereof, (ii) the potential advantages, benefits and impact of, and opportunities created by, converting certain assets into a REIT. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions.

These forward-looking statements are not guarantees of future performance. The information contained in this Supplemental Information should be read in conjunction with Alexander & Baldwin, Inc.’s most recent Form 10-K and other filings with the SEC, which identify important factors that could affect the forward-looking statements in this Supplemental Information. We do not undertake any obligation to update the Company’s forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Alexander & Baldwin, Inc.’s Supplemental Information, for the three months and year ended December 31, 2016 and 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President,
Chief Financial Officer and Treasurer